SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2018

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 1000
Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Sean Mahoney as Chief Financial Officer

On July 16, 2018, RLJ Lodging Trust (the “Company”) announced that Sean Mahoney was appointed Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective as of August 1, 2018.

Mr. Mahoney previously worked for another publicly traded lodging real estate investment trust, where he served as executive vice president, chief financial officer and treasurer from September 2008 to March 2018, and as senior vice president, chief accounting officer and corporate controller from August 2004 until September 2008. Prior to that, Mr. Mahoney served as a senior manager with Ernst & Young LLP in McLean, Virginia. During 2002 and 2003, Mr. Mahoney served as a Director in the Dublin, Ireland audit practice of KPMG, LLP. From 1993 to 2001, Mr. Mahoney worked in the audit practice of Arthur Andersen LLP. Mr. Mahoney received a Bachelor of Science degree from Syracuse University in 1993.

In connection with his appointment, the Company and RLJ Lodging Trust, L.P., the Company’s operating partnership, entered into an employment agreement with Mr. Mahoney (the “Employment Agreement”), pursuant to which Mr. Mahoney will be employed, as of August 1, 2018, as Chief Financial Officer, Executive Vice President and Treasurer of the Company.

The Employment Agreement is effective as of July 16, 2018. The Employment Agreement has a three-year term and provides that the term will automatically be renewed for one additional year, unless either the Company or Mr. Mahoney provides advance written notice to the contrary. Mr. Mahoney’s annual base salary will be $525,000, effective August 1, 2018, which base salary is subject to annual review and may be increased but not decreased from time to time. Mr. Mahoney is eligible to receive (i) an annual cash bonus, with a target cash bonus opportunity equal to 100% of his then-current base salary, (ii) ongoing equity incentive awards and (iii) upon or as soon as practicable following July 16, 2018, a one-time special award of restricted common shares that vests 20% on the first anniversary of the grant date, 30% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, subject to Mr. Mahoney’s continued employment through each applicable vesting date.

The Employment Agreement also (i) sets forth Mr. Mahoney’s right to severance payments and/or benefits upon his termination of employment and (ii) contains customary non-competition and non-solicitation covenants that apply during the term and for 12 months following the expiration or termination of Mr. Mahoney’s employment.

A copy of the Employment Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Resignation of Leslie D. Hale as Chief Financial Officer

In connection with Mr. Mahoney’s appointment as Chief Financial Officer of the Company, Leslie D. Hale resigned from her position as Chief Financial Officer of the Company, effective as of August 1, 2018. Ms. Hale will retain her title as the Company’s Chief Operating Officer and Executive Vice President and, as previously disclosed, will serve as the Company’s President and Chief Executive Officer, effective as of August 22, 2018.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibit is filed as part of this report:

Exhibit Number	Description
10.1	Employment Agreement, dated as of July 16, 2018, by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P. and Sean Mahoney

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: July 20, 2018	By:	/s/ Frederick D. McKalip
Frederick D. McKalip
Senior Vice President and General Counsel